UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2016 (July 20, 2016)

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota 55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                               Entry into a Material Definitive Agreement

On July 20, 2016, Sunshine Heart, Inc. (the “Company,” “we” or “us”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with institutional investors (the “Purchasers”) under which we agreed to issue and sell 3,468 shares (the “Shares”) of Series B Convertible Preferred Stock (the “Preferred Stock”) at $1,000 per share (the “Public Offering Price”) directly to the Purchasers at the Public Offering Price. In a concurrent private placement, we agreed to sell warrants to purchase an aggregate of 3,689,361 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price equal to $0.94 per share (each a “Warrant” and collectively, the “Warrants”) (the “Private Placement”).  Northland Securities, Inc. acted as placement agent (the “Placement Agent”) in connection with the offering of the Shares (the “Registered Direct Offering”) and the Private Placement.

We expect to receive aggregate net proceeds, after deducting Placement Agent fees and other estimated expenses related to the Registered Direct Offering and the Private Placement, in the amount of approximately $3.2 million. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The closing of the Registered Direct Offering and the Private Placement is expected to take place on July 26, 2016, subject to customary closing conditions.

The Shares are being offered and sold to the public under our shelf registration statement on Form S-3 (File No. 333-194731) initially filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2014 and declared effective on May 5, 2014 (the “Registration Statement”), and a prospectus supplement relating to the Registered Direct Offering will be filed with the Commission.

The Preferred Stock will be created under a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”).  The Certificate of Designation provides that the Preferred Stock is non-voting and can be converted into common stock at the holder’s election at any time, at a conversion price of $0.94. Subject to limited exceptions, a holder of Shares will not have the right to exercise any portion of its Shares if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Shares’ Beneficial Ownership Limitation”); provided, however, that upon not less than 61 days’ prior notice to us, the holder may increase the Shares’ Beneficial Ownership Limitation, provided that in no event will the Shares’ Beneficial Ownership Limitation exceed 9.99%.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the Securities Purchase Agreement, we have agreed not to contract to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents for 60 days from the date of the Securities Purchase Agreement. In addition, we have also agreed with the Purchasers that until such time as no Purchaser holds any of the Warrants, we will not effect or contract to effect a “Variable Rate Transaction” as defined in the Securities Purchase Agreement.

We granted to the Purchasers, if we issue any shares of common stock or common stock equivalents for cash consideration, indebtedness or a combination of units, within twelve (12) months after the closing date (the “Subsequent Financing”), the right to participate in up to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

Under the Placement Agent Engagement Letter, we have agreed to pay the Placement Agent an aggregate cash placement fee equal to 6% of the aggregate gross proceeds raised in the Registered Direct Offering and Private Placement (“Offering”) and will issue a warrant to purchase shares of the Company’s common stock equal to 6% of the shares of common stock sold to investors in the Offering at the same price and on the same terms as the Warrants sold to investors, other than as noted below (the “Placement Agent Warrant”). Subject to certain conditions, we also have agreed to reimburse certain out-of-pocket expenses of the Placement Agent for this Offering, including but not limited to legal fees.

The Placement Agent Engagement Letter contains customary representations, warranties and agreements by us and customary conditions to closing. We have agreed to indemnify the Placement Agent against certain liabilities arising out of or in connection with the Offering.

Each Warrant will be exercisable beginning on the six month anniversary of the date of issuance (the “Initial Exercise Date”) at an exercise price of $0.94 per share, subject to adjustment as provided therein. The Warrants will be exercisable for 36 months from the Initial Exercise Date, but not thereafter. The Placement Agent Warrant will be exercisable beginning immediately upon the closing of the offering at an exercise price of $0.94 per share, subject to adjustment as provided there in. The Placement Agent Warrant will be exercisable for five years after the closing of the Offering. Subject to limited exceptions, a holder of Warrants or the Placement Agent Warrant will not have the right to exercise any portion of its Warrants or Placement Agent Warrant if the holder, together with its affiliates, would beneficially own over 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Warrants’ Beneficial Ownership Limitation”); provided, however, that upon not less than 61 days’ prior notice to us, the holder may increase the Warrants’ Beneficial Ownership Limitation, provided that in no event will the Warrants’ Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our common stock issuable upon exercising the Warrants or Placement Agent Warrant will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described therein. In addition, the Warrants (but not the Placement Agent Warrant) is subject to reduction of the exercise price if we subsequently issue common stock or equivalents at an effective price less than the current exercise price of such Warrants.

The Warrants and Placement Agent Warrant are being offered under an exemption from the registration requirement of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D. Such warrants and the shares of Common Stock issuable upon exercise (“Warrant Shares”) may not be offered or sold in the United States absent an effective registration statement or exemption from the registration requirement of the Securities Act.

The foregoing descriptions of the Securities Purchase Agreement, the Preferred Stock, the Warrants and the Placement Agent Warrant are qualified in their entirety by reference to the full text of the Form of Securities Purchase Agreement, Form of Certificate of Designation, Form of Preferred Stock Certificate, Form of Warrant and Form of Placement Agent Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 3.1, 4.1, 4.2 and 4.3 respectively, and incorporated herein by reference in their entirety.

Certain statements in this report are forward-looking statements that are based on management’s beliefs, assumptions, expectations, and information currently available to management. All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, clinical and pre-clinical study designs and activities, expected timing for initiation, enrollment and completion of clinical trials, research and development activities, ultimate clinical outcomes and benefits of our products to patients, design and development of future studies, site activations, patient enrollment in studies, timing of regulatory filings and approvals, regulatory acceptance of our filings, our expectations with respect to product development and commercialization efforts, market and physician acceptance of our products, intellectual property protection, and potentially competitive product offerings. The risk factors described in our filings with the SEC could cause actual events to adversely differ from the expectations indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. Sunshine Heart does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Sunshine Heart may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our application or approve the marketing of our therapy, the possibility we may be unable to raise the funds necessary for the development and commercialization of our therapy and other risks and uncertainties described in our filings with the SEC. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The prospectus supplement relating to the Offering has been filed with the Commission and is available on the Commission’s web site at http://www.sec.gov. Copies of the prospectus supplement may also be obtained from Northland Securities, Inc. at 750 Third Ave, Suite 2401, New York, NY 10017, by calling 1 (800) 851-2920, or by email at ahammer@northlandcapitalmarkets.com.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only with a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02                               Recent Sales of Unregistered Securities

See Item 1.01 above, which disclosures are incorporated herein by reference in relation to the Warrants, the Placement Agent Warrant and Warrant Shares.  The offer and sale of the Warrants, the Placement Agent Warrant and Warrant Shares will be completed under the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(a)(2) of the Securities Act.  Each of the investors has represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it is acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 9.01                               Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

4.1	Form of Preferred Stock Certificate

4.2	Form of Warrant

4.3	Form of Placement Agent Warrant

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

10.1	Form of Securities Purchase Agreement, dated July 20, 2016

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

99.1	Press Release dated July 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2016	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

4.1	Form of Preferred Stock Certificate

4.2	Form of Warrant

4.3	Form of Placement Agent Warrant

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

10.1	Form of Securities Purchase Agreement, dated July 20, 2016

23.1	Consent of Honigman Miller Schwartz and Cohn LLP (included in Exhibit 5.1)

99.1	Press Release dated July 21, 2016